EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the use in this Registration Statement of our Report dated February 22, 2008 on the financial statements of Millennium Group Worldwide Incorporated as of December 31, 2007, and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ SHARPP & COMPANY, P.A.

Miami, Florida

April 28, 2008